SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

KBS STRATEGIC OPPORTUNITY REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 2014

Dear Fellow Stockholder:

YOUR VOTE IS URGENTLY NEEDED!

As of today, our records indicate that you have not exercised your voting rights for the upcoming Annual Meeting of Stockholders scheduled to be held on July 7, 2014.

Please call us at 1-855-723-7816 and a proxy voting specialist will be happy to answer your questions and assist you in placing your vote over the phone. Representatives are available weekdays from 9:30 a.m. to 9 p.m. Eastern Time.

You can also vote through the internet at www.proxyvote. com or touch tone phone — it only takes a minute. Please refer to the enclosed voting instruction form for the instructions on how to vote, or return the voting instruction form in the enclosed return envelope provided.

In addition to the election of directors, KBS Strategic Opportunity REIT is seeking your approval on an important proposal related to the appointment of Ernst & Young LLP as independent registered public accounting firm. The details related to this proposal can be found in the proxy statement that was included in our initial mailing to you on or about April 23, 2014.

Your Board of Directors has unanimously approved these proposals and believes that the approval of these proposals is important to the continued success of your investment.

Although the response of our stockholders who have voted has been extraordinarily positive, we need your favorable vote in order to pass these important proposals.

Please take a minute to vote as your vote matters. Thank you for your help with this important vote.

Sincerely,

/s/ Peter McMillan III
Peter McMillan III
Chairman, KBS Strategic Opportunity REIT

If you have recently voted, thank you, and please disregard this notice.